UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2013

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 31, 2013, Hawaiian Airlines, Inc. (“Borrower”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Company”), and Company entered into Amendment Number Seven to Amended and Restated Credit Agreement (the “Amendment”) with each of the lenders party thereto (the “Lenders”) and Wells Fargo Capital Finance, LLC (successor by merger to Wells Fargo Capital Finance, Inc.), as agent for the Lenders (the “Agent”).

The Amendment amends the definition of Fixed Charges used in calculating the minimum fixed charge coverage ratio required to be maintained under the Credit Agreement, dated as of December 10, 2010, among Borrower, Company, the Lenders and Agent.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.  The above description is qualified in its entirety by reference to such exhibit.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amendment Number Seven to Amended and Restated Credit Agreement, dated as of December 31, 2013, by and among Hawaiian Holdings, Inc., Hawaiian Airlines, Inc., each of the lenders party thereto (the “Lenders”) and Wells Fargo Capital Finance, LLC (successor by merger to Wells Fargo Capital Finance, Inc.), as agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Holdings, Inc.

Date: January 6, 2014	By:	/s/ Hoyt H. Zia
		Name:	Hoyt H. Zia
		Title:	Secretary

EXHIBIT INDEX

10.1

Amendment Number Seven to Amended and Restated Credit Agreement, dated as of December 31, 2013, by and among Hawaiian Holdings, Inc., Hawaiian Airlines, Inc., each of the lenders party thereto (the “Lenders”) and Wells Fargo Capital Finance, LLC (successor by merger to Wells Fargo Capital Finance, Inc.), as agent for the Lenders.